Exhibit 1.1

HSBC AUTOMOTIVE TRUST 2005-3

$249,500,000  4.28625% Class A-1 Notes

$246,800,000  4.70% Class A-2 Notes

$273,000,000  4.80% Class A-3 Notes

$135,969,000  4.94% Class A-4 Notes

UNDERWRITING AGREEMENT

HSBC Securities (USA) Inc.,

as Representative of the Underwriters

452 Fifth Avenue, 9th Floor

New York, New York 10018

October 27, 2005

Dear Sirs:

HSBC Finance Corporation, a corporation organized and existing under the laws of Delaware, individually (“HSBC Finance”) and as Master Servicer (the “Master Servicer”), HSBC Auto Receivables Corporation, a corporation organized and existing under the laws of Nevada and a wholly owned subsidiary of HSBC Finance, individually (“HARC”) and as Seller (the “Seller”), HSBC Auto Finance Inc., a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of HSBC Finance (“HAFI”), and HSBC Auto Credit Inc., a corporation organized and existing under the laws of Delaware and a wholly owned subsidiary of HAFI (“HACI”), agree with you as follows:

Section 1.                                            Issuance and Sale of Series 2005-3 Notes.  The Seller has authorized the issuance and sale of $249,500,000 4.28625% Class A-1 Notes, $246,800,000 4.70% Class A-2 Notes, $273,000,000 4.80% Class A-3 Notes and $135,969,000 4.94% Class A-4 Notes (collectively, the “Series 2005-3 Notes”).  The Series 2005-3 Notes are to be issued by HSBC Automotive Trust 2005-3 (the “Trust”) pursuant to an Indenture (the “Indenture”), dated as of November 3, 2005, among the Trust, JPMorgan Chase Bank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), and HSBC Bank USA, National Association, a national banking association, as administrator (the “Administrator”), as supplemented by a Series Supplement (the “Series Supplement”), dated as of November 3, 2005, by and among the Master Servicer, the Trust, the Seller, the Indenture Trustee, the Administrator and U.S. Bank National Association, a national banking association, as Owner Trustee (the “Owner Trustee”).  In addition to the Series 2005-3 Notes, the Trust will also issue the Series 2005-3 Certificates (the “Series 2005-3 Certificates”) pursuant to a Trust Agreement, dated as of October 26, 2005, among the Seller and the Owner Trustee, as amended and restated by an Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of November 3, 2005, and as supplemented by the Series Supplement.  The Series 2005-3 Notes and the Series 2005-3 Certificates are referred to herein collectively as the “Securities.”  The assets of the Trust will include a pool of non-prime retail installment sales contracts and loan and security agreements secured by new or used automobiles, light duty trucks and vans (the “Receivables”) and certain monies due thereunder after the close of business on October 23, 2005 (the “Cut-Off Date”).

As used herein, the term “Seller Agreements” means the Master Sale and Servicing Agreement dated as of November 3, 2005 among the Trust, the Seller, the Master Servicer, the Indenture Trustee and the Administrator (the “Master Sale and Servicing Agreement”), the Master Receivables Purchase Agreement dated as of November 18, 2002, between the Seller and HAFI (the “HAFI Receivables Purchase Agreement”), and the Master Receivables Purchase Agreement dated as of August 8, 2002, between the Seller and HACI (the “HACI Receivables Purchase Agreement”, and together with the HAFI Receivables Purchase Agreement, the “Master Receivables Purchase Agreements”), the Trust Agreement and this Underwriting Agreement (this “Agreement”); the term “HAFI Agreements” means the HAFI Receivables Purchase Agreement and this Agreement; the term “HACI Agreements” means the HACI Receivables Purchase Agreement and this Agreement; the term “HSBC Finance Agreements” means the Master Sale and Servicing Agreement, the Series Supplement and this Agreement.

The Seller, HAFI and HACI are direct or indirect subsidiaries of HSBC Finance.  HSBC Finance, the Seller, HAFI and HACI are collectively referred to herein as the “HSBC Entities”).

The Series 2005-3 Notes are being purchased by the Underwriters named in Schedule 1 hereto, and the Underwriters are purchasing, severally, only the Series 2005-3 Notes set forth opposite their names in Schedule 1, except that the amounts purchased by the Underwriters may change in accordance with Section 11 of this Agreement.  HSBC Securities (USA) Inc. is acting as representative of the Underwriters and, in such capacity, is hereinafter referred to as the “Representative.”

The offering of the Series 2005-3 Notes will be made by the Underwriters, and the HSBC Entities understand that the Underwriters propose to make a public offering of the Series 2005-3 Notes for settlement on November 3, 2005.

None of the Series 2005-3 Certificates are being purchased by the Underwriters hereby.

Defined terms used herein and not otherwise defined shall have their respective meanings as set forth in Section 2.01 of the Series Supplement.

Section 2.                                                                                            Representations and Warranties.  HAFI, HACI and the Seller, individually, represent and warrant to, and agree with, the Underwriters as set forth in this Section 2(A).  Certain terms used in this Section 2(A) are defined in the second paragraph of subsection 2(A)(i) below.

(i)                                     A Registration Statement on Form S-3 (No. 333-100512) has (a) been prepared by the Seller on such form in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (b) been filed with the Commission and (c) been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened, by the Commission.  Copies of such Registration Statement have been delivered by the Seller to the Underwriters.  There are no contracts or documents of the Seller which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement.  The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

As used herein, the term “Effective Date” means the date on and time at which the Registration Statement became effective, or the date on and the time at which the most recent post-effective amendment to such Registration Statement, if any, was declared effective by the Commission.  The term “Registration Statement” means (i) the registration statement referred to in the preceding paragraph, including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 12 of Form S-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Series 2005-3 Notes.  The term “Base Prospectus” means the prospectus dated June 15, 2005 included in the Registration Statement.  The term “Prospectus Supplement” means the prospectus supplement dated the date hereof, specifically relating to the Series 2005-3 Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations.  The term “Prospectus” means, together, the Base Prospectus and the Prospectus Supplement.

All references in this Agreement to financial statements and schedules and other information which is “contained,” included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

(ii)                                  On the Effective Date and on the Closing Date, assuming compliance by each Underwriter with Sections 3(a), 3(b) and 3(c) hereof on the Closing Date, the Registration Statement, including documents incorporated or deemed to be incorporated by reference in the Registration Statement, did or will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations thereunder, and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus or any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement is filed pursuant to Rule 424(b) or on the Closing Date, will include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that HAFI, HACI and the Seller make no representations or warranties as to (a) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to HAFI, HACI or the Seller by the Representative specifically for use in connection with the preparation of the Registration Statement or the Prospectus and (b) information in any Derived Information (as defined in Section 3(e)) provided by the Underwriters except to the extent that the information set forth therein is “Seller-Provided Information” (as defined in Section 3(e)) or “Prospectus Information” (as defined in Section 3(e)).

(iii)                               Each of HAFI, HACI and the Seller is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation.  Each of HAFI, HACI and the Seller has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to have such requisite power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HAFI, HACI or the Seller.

(iv)                              Neither HAFI, HACI nor the Seller is in violation of its certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of HAFI, HACI or the Seller, as the case may be, is subject, except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

(v)                                 The execution, delivery and performance by the Seller of each Seller Agreement, the issuance of the Securities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or, other than as contemplated in the

Registration Statement, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Seller pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Seller is a party or by which it may be bound, or to which any of the property or assets of the Seller is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Seller or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

(vi)                              The execution, delivery and performance by HAFI of each HAFI Agreement, the issuance of the Securities and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or, other than as contemplated by the Registration Statement, assets of HAFI pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HAFI is a party or by which it may be bound, or to which any of the property or assets of HAFI is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HAFI or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

(vii)                           The execution, delivery and performance by HACI of each HACI Agreement has been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or, other than as contemplated by the Registration Statement, assets of HACI pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HACI is a party or by which it may be bound, or to which any of the property or assets of HACI is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HACI or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

(viii)                        Each Seller Agreement has been, or when executed and delivered, will have been, duly executed and delivered by the Seller; and each Seller Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against the Seller in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

(ix)                                Each HAFI Agreement has been, or, when executed and delivered, will have been duly executed and delivered by HAFI; and each HAFI Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against HAFI in accordance with their respective terms, subject as to the enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

(x)                                   Each HACI Agreement has been, or, when executed and delivered, will have been duly executed and delivered by HACI; and each HACI Agreement constitutes, or, when executed and delivered, will constitute, a legal, valid and binding instrument enforceable against HACI in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities law.

(xi)                                HAFI and HACI have each authorized the conveyance of the respective Receivables to be conveyed by such Person to the Seller; the Seller has authorized the conveyance of the Receivables to the Trust; and the Seller has directed the Trust to issue and sell the Securities.

(xii)                             Each of HAFI, HACI and the Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement and the other Related Documents.  The Seller has no indebtedness to any Person other than pursuant to this Agreement and other than pursuant to transactions in which the Seller transfers assets to a trust which issues securities.  Each of the Issuer, HAFI, HACI and the Seller, after giving effect to the transactions contemplated by this Agreement and the other Related Documents, will have an adequate amount of capital to conduct its business in the foreseeable future.

(xiii)                          Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of any Seller Agreement, the Indenture and the Securities shall have been paid or will be paid by the Seller at or prior to the Closing Date.

(xiv)                         The Series 2005-3 Notes have been duly and validly authorized, and, when validly executed, authenticated, issued and delivered in accordance with the Indenture and as provided herein will conform in all material respects to the description thereof contained in the Prospectus and will be validly issued and outstanding and entitled to the benefits of the Indenture.

(xv)                            There are no legal or governmental proceedings pending, or to the knowledge of HAFI, HACI or the Seller threatened, to which HAFI, HACI or the Seller is a party or of which any property of any of them is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of such person and its subsidiaries taken as a whole, or which would have a material adverse effect on the transactions contemplated by this Agreement.

(xvi)                         KPMG LLP is an independent public accountant with respect to HAFI, HACI and the Seller as required by the Act and the Rules and Regulations.

(xvii)                      No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the issue and sale of the Series 2005-3 Notes, or the consummation by HAFI, HACI or the Seller of the other transactions contemplated by this Agreement, the Master Receivables Purchase Agreements, the Master Sale and Servicing Agreement, the Trust Agreement, the Series Supplement or the Indenture, except for (A) the registration under the Act of the Series 2005-3 Notes, (B) such consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase of the Series 2005-3 Notes and the subsequent distribution of the Series 2005-3 Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HAFI and its subsidiaries taken as a whole or the Seller or the transactions contemplated by such agreements.

(xviii)                   (a) Seller has the power and authority to sell the Receivables to the Trust, and (b) following the conveyance of the Receivables to the Trust pursuant to the Master Sale and Servicing Agreement, the Trust will own the Receivables free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”) other than Liens in favor of the Indenture Trustee created by the Indenture.

(xix)                           As of the Cut-Off Date, each of the Receivables will meet the eligibility criteria described in the Prospectus.

(xx)                              None of HAFI, HACI or the Seller will conduct their operations while any of the Securities are outstanding in a manner that would require the Seller or the Trust to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), as in effect on the date hereof.

(xxi)                           Each of HAFI, HACI and the Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus and none of HAFI, HACI or the Seller has received notice of any proceedings relating to the revocation or modification of such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is likely to materially and adversely affect the conduct of its business, operations, financial condition or income.

(xxii)                        At the Closing Date, each of the representations and warranties of HAFI set forth in the HAFI Agreements, of HACI set forth in the HACI Agreements and of the Seller set forth in the Seller Agreements will be true and correct in all material respects.

(xxiii)                     Since the respective dates as of which information is given in the Prospectus, (x) there has not been any material adverse change in or affecting the general affairs, business, management, financial condition, stockholder’s equity, results of operations, regulatory situation or business prospects of HAFI and (y) HAFI has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to HAFI that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Series 2005-3 Notes, otherwise than as set forth or contemplated in the Prospectus.

B.                                     HSBC Finance represents, warrants and agrees with the Underwriters, that:

(i)                                     HSBC Finance is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation.  HSBC Finance has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole.

(ii)           HSBC Finance is not in violation of its certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HSBC

Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject except where any such violation or default would not have a material adverse effect on the transactions contemplated by this Agreement.

(iii)                               The execution, delivery and performance by HSBC Finance of the HSBC Finance Agreements, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HSBC Finance pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HSBC Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of HSBC Finance or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

(iv)                              Each HSBC Finance Agreement has been, or, when executed and delivered, will have been, duly executed and delivered by HSBC Finance; and each HSBC Finance Agreement constitutes, or, when executed and delivered, will constitute, legal, valid and binding instruments enforceable against HSBC Finance in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement to limitations of public policy under applicable securities laws.

(v)                                 HSBC Finance will, upon request by any Underwriter, provide to such Underwriter complete and correct copies of all reports filed by it with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during 2001, 2002, 2003, 2004 and 2005.  Except as set forth in or contemplated in such reports, there has been no material adverse change in the consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole.

(vi)                              There are no legal or governmental proceedings pending, or to the knowledge of HSBC Finance threatened, to which HSBC Finance is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of HSBC Finance and its subsidiaries taken as a whole or which would have a material adverse effect on the transactions contemplated by this Agreement.

(vii)                           No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HSBC Finance of the transactions contemplated by the HSBC Finance Agreements, except for (A) the registration under the Act of the Series 2005-3 Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Series 2005-3 Notes and the subsequent distribution of the Series 2005-3 Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole or the transactions contemplated by such agreements.

(viii)                        KPMG LLP is an independent public accountant with respect to HSBC Finance as required by the Act and the Rules and Regulations.

Section 3.                                                                                            Representations and Warranties of the Underwriters.  Each Underwriter severally, and not jointly, represents and warrants to, and agrees with the other Underwriters, HAFI, HACI, the Seller and HSBC Finance that:

(a)                                  As of the date hereof and as of the Closing Date that such Underwriter has complied and will comply with all of its obligations arising hereunder and in accordance with the Act, the Exchange Act, and the Rules and Regulations and, with respect to the Derived Information provided by such Underwriter, such Derived Information is accurate in all material respects (taking into account the assumptions explicitly set forth in the Derived Information, except for any errors therein attributable to errors or mistakes in the Seller-Provided Information).  The Derived Information provided by such Underwriter to the Seller constitutes a complete set of all Derived Information required to be filed with the Commission pursuant to the No-Action Letters.

(b)                                 Such Underwriter shall provide the Seller no later than one Business Day after any Collateral Term Sheet is delivered to a prospective investor, or in the case of any Structural Term Sheets and Computational Materials no later than one Business Day before the date on which the Prospectus is required to be filed pursuant to Rule 424, all Derived Information delivered to a prospective investor by it during the period commencing on the Effective Date and ending on the date the Prospectus is filed with the Commission.  Such Underwriter shall deliver to the Seller a hard copy and, in a mutually agreed upon format, a disk or electronic transmission of such Derived Information.

(c)                                  Assuming the accuracy of the Seller-Provided Information used in the preparation of Derived Information, the Derived Information (other than Prospectus Information) delivered by such Underwriter, as of the date thereof, is accurate in all material respects, taking into account the assumptions set forth in such Derived Information, but without making any representations as to the appropriateness of such assumptions.

(d)                                 Each Underwriter acknowledges that none of HAFI, HACI, the Seller or HSBC Finance will be deemed to have breached any representation and warranty or to have failed to satisfy any other agreement contained herein, to the extent any such breach or failure on the part of such party resulted solely from an Underwriter’s breach of the representation and warranty set forth in subsection (a), (b) or (c) above.

(e)                                  For purposes of this Agreement, “Derived Information” means the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters) except to the extent the information therein is “Seller-Provided Information” or “Prospectus Information”.  The terms “Collateral Term Sheet” and “Structural Term Sheet” shall have the respective meanings assigned to them in the February 13, 1995 letter (the “PSA Letter”) of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission staff’s response thereto, were publicly available February 17, 1995), and with respect to “Collateral Term Sheet” includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented.  The term “Computational Materials” has the meaning assigned to it in the May 17, 1994 letter (the “Kidder Letter” and together with the PSA Letter, the “No-Action Letters”) of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Commission staff’s response thereto, were publicly available May 20, 1994).  “Seller-Provided Information” means the information contained on any computer tape furnished to the Underwriters by the Seller concerning the assets comprising the Issuer.  “Prospectus Information” means any information included in the Prospectus without taking into account information incorporated by reference therein and other than “Underwriter Information” (as defined in Section 10B).

Section 4.                                                                                            Purchase and Sale.  The Underwriters’ commitment to purchase the Series 2005-3 Notes pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties of the HSBC Entities herein contained and shall be subject to the terms and conditions herein set forth.  The Seller agrees to instruct the Trust to issue the Series 2005-3 Notes to the Underwriters, and the Underwriters agree to purchase the Series 2005-3 Notes on the date of issuance thereof.  The purchase prices for the Series 2005-3 Notes shall be as set forth on Schedule 1 hereto.

Section 5.                                                                                            Delivery and Payment.  Payment of the purchase price for, and delivery of, any Series 2005-3 Notes to be purchased by the Underwriters shall be made at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York, or at such other place as shall be agreed upon by the Representative and the HSBC Entities, at 10:00 a.m. New York City time on November 3, 2005 (the “Closing Date”), or at such other time or date as shall be agreed upon in writing by the Representative and the HSBC Entities.  Payment shall be made by wire transfer of same day funds payable to the account designated by HARC.  Each of the Series 2005-3 Notes so to be delivered shall be represented by one or more global Series 2005-3 Notes registered in the name of Cede & Co., as nominee for The Depository Trust Company.

The HSBC Entities agree to have the Series 2005-3 Notes available for inspection, checking and packaging by the Representative in New York, New York, not later than 12:00 P.M. New York City time on the business day prior to the Closing Date.

Section 6.                                                                                            Offering by Underwriters.  (a)   It is understood that the Underwriters propose to offer the Series 2005-3 Notes for sale to the public as set forth in the Prospectus.

(b)   Each Underwriter represents and agrees that (i) it has not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell any Series 2005-3 Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series 2005-3 Notes in, from or otherwise involving the United Kingdom; and (iii)  it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Series 2005-3 Notes, to a person who is of a kind described in the Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or to a person to whom such document may otherwise lawfully be issued, distributed or passed on.

Section 7.                                                                                            Covenants of the HSBC Entities.  Each of HSBC Finance, HAFI, HACI and the Seller covenants with the Underwriters as follows:

A.                                   To cause to be prepared a Prospectus in a form approved by the Underwriters, to file such Prospectus pursuant to Rule 424(b) under the Securities Act within the time period prescribed by Rule 424(b) and to provide the Underwriters with evidence satisfactory to the Underwriters of such timely filing; to cause to be made no further amendment or any supplement to the Registration Statement or to the Prospectus during the period in which the Underwriters are required to deliver any such amendment or supplement to those persons to whom the Underwriters have offered the 2005-3 Notes pursuant to Section 4(3) of the Securities Act (the “Delivery Period” except as permitted herein; to give prior notice to the Underwriters of the filing of any amendment to the Registration Statement which is filed or becomes effective during the Delivery Period or any supplement to the Prospectus or any amended Prospectus which is filed during the Delivery Period and to furnish the Underwriters with copies thereof; to file promptly all reports and any global proxy or information statements required to be filed by the Seller with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus, and until the expiration of the Delivery Period; and to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of:  (i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Series 2005-3 Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information.  In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Seller promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

B.                                     If, at any time when a Prospectus relating to the Series 2005-3 Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to supplement such Prospectus to comply with the Act or the rules thereunder, the Seller shall be required to notify the Underwriters and upon the Underwriters’ request to prepare and furnish without charge to the Underwriters as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which shall correct such statement or omission or effect such compliance.

C.                                     As soon as practicable, but in any event within 120 days of the close of the period covered thereby, the Seller will make generally available to Noteholders and to the Underwriters an earnings statement or statements of the Trust which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

D.                                    The Seller will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriters or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Underwriters may reasonably request.

E.                                      The HSBC Entities, jointly and severally, agree to pay all expenses incidental to the performance of their obligations under this Agreement, including without limitation (i) expenses of preparing, printing and reproducing the Registration Statement, the Prospectus, and any document incorporated by reference in the Prospectus (including exhibits thereto), (ii) any fees charged by any rating agency for the rating of the Series 2005-3 Notes, (iii) any expenses (including reasonable fees and disbursements of counsel not to exceed $10,000) incurred by the Underwriters in connection with qualification of the Series 2005-3 Notes for sale under the laws of such jurisdictions as the Underwriters designate, (iv) the fees and expenses of (A) Dewey Ballantine LLP as special counsel for the HSBC Entities and (B) KPMG LLP, (v) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture, the Trust Agreement and the Series 2005-3 Notes, (vi) the fees and expenses of the Administrator and any agent of the Administrator and (vii) the fees and expenses of the Owner Trustee and any agent of the Owner Trustee and the fees and disbursements of counsel for the Owner Trustee in connection with the Indenture, the Trust Agreement and the Series 2005-3 Notes (it being understood that, except as provided in this paragraph (E) and in Sections 9 and 10 hereof, each Underwriter will pay its own expenses, including the expense of preparing and reproducing this Agreement, the fees and expenses of counsel for the Underwriters, any transfer taxes on resale of any of the Series 2005-3 Notes by it and advertising expenses connected with any offers that the Underwriters may make).

F.                                      The Seller will take all reasonable actions requested by the Underwriters to arrange for the qualification of the Series 2005-3 Notes for sale under the laws of such jurisdictions within the United States or as necessary to qualify for the Euroclear System or Clearstream Banking, société anonyme and as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Series 2005-3 Notes and will arrange for the determination of the legality of the Series 2005-3 Notes for purchase by institutional investors.

G.                                     For so long as the Series 2005-3 Notes are outstanding, HSBC Finance, the Seller, HAFI and HACI will furnish to the Underwriters (i) as soon as practicable after the end of each fiscal year of the Trust, all documents required to be distributed to Noteholders under the Master Sale and Servicing Agreement or the Indenture and (ii) as soon as practicable after filing, any other information concerning the HSBC Entities filed with any government or regulatory authority which is otherwise publicly available, as the Underwriters may reasonably request.

H.                                    To apply the net proceeds from the sale of the Series 2005-3 Notes in the manner set forth in the Prospectus.

I.                                         If, between the date hereof or, if earlier, the dates as of which information is given in the Prospectus and the Closing Date, to the knowledge of the Seller, there shall have been any material change, or any development involving a prospective material change in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of any of the HSBC Entities, the Seller will give prompt written notice thereof to the Underwriters.

J.                                        The Seller, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Act and the Rules and Regulations thereunder.

K.                                    To the extent, if any, that the ratings provided with respect to the Series 2005-3 Notes by the Rating Agency that initially rate the Series 2005-3 Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller, HAFI or HACI, the Seller shall use its best efforts to furnish or cause to be furnished such documents and take any such other actions.

L.                                      Other than any warehouse financings, neither HAFI, HACI nor the Seller will, without the prior written consent of the Representative, contract to sell any automobile receivable-backed certificates or notes or other similar securities either directly or indirectly for a period of five (5) business days after the later of the termination of the underwriting syndicate or the Closing Date.

M.                                 So long as any of the Series 2005-3 Notes are outstanding, if so requested, HSBC Finance, the Seller, HAFI and HACI, as applicable, shall furnish to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance of the Master Servicer delivered to the Trustee pursuant to Section 4.10(a) of the Master Sale and Servicing Agreement, and (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 4.11(a) of the Master Sale and Servicing Agreement with respect to the Master Servicer.

N.                                    The Seller will, at the expense of the Underwriters, file the Derived Information provided to it by the Underwriters under Section 3 with the Commission pursuant to a Current Report on Form 8-K not later than 5:00 p.m. on the day the Prospectus is delivered to the Underwriters; provided, however, that as a condition to the filing of the Derived Information by the Seller, the Seller must receive a letter from a firm of independent certified public accountants reasonably acceptable to the Seller, which letter shall be satisfactory in form and substance to the Seller, HSBC Finance and their counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Seller, as a result of which they have determined the accuracy in all material respects of the numerical and financial information included in the Derived Information provided by the Underwriters to the Seller for filing with the Commission.

The Seller shall not be obligated to file any Derived Information that has been determined to contain any material errors or omission; provided, however, that, at the request of an Underwriter the Seller shall file Derived Information containing material errors or omissions if clearly marked “superseded by materials dated                  ” and accompanied by corrected Derived Information that is marked “these materials supersede and correct the materials dated                  .”

Section 8.                                                                                            Conditions of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Series 2005-3 Notes on the Closing Date pursuant to this Agreement are subject to (i) the material accuracy of the representations and warranties on the part of the HSBC Entities herein contained as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), (ii) the material accuracy of the statements of officers of the HSBC Entities made pursuant hereto, (iii) the performance by the HSBC Entities of all of their respective obligations hereunder, and the performance by the HSBC Entities of all of their respective obligations under the HAFI Agreements, HACI Agreements, Seller Agreements and HSBC Finance Agreements and (iv) the following conditions as of the Closing Date:

A.                                   No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

B.                                     Each of the HSBC Entities shall have delivered a certificate, dated the Closing Date signed by its President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the named HSBC Entity, have carefully examined the Related Documents, the Prospectus and the Registration Statement, stating that:

(i)                                     the representations and warranties of such HSBC Entity in this Agreement are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

(ii)                                  such HSBC Entity has complied, in all material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(iii)                               nothing has come to the attention of such HSBC Entity that would lead it to believe that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)                              the Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, or, to the knowledge of the signor, threatened.

C.                                     Patrick D. Schwartz, Vice President, Deputy General Counsel-Corporate & Assistant Secretary of HSBC Finance, shall have delivered a favorable opinion with respect to clauses (i) through (x) of this paragraph (c), and Dewey Ballantine LLP, special counsel to the HSBC Entities, shall have delivered a favorable opinion with respect to clauses (xi) through (xiii) of this paragraph (c); each opinion shall be dated the Closing Date and shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that:

(i)                                     each of HSBC Finance, HAFI, HACI and the Seller is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties, to conduct its business and to enter into and perform its obligations under the HSBC Finance Agreements, HAFI Agreements, the HACI Agreements or Seller Agreements, as applicable, except where failure to have such power and authority or to be so qualified will not have a material adverse effect, as applicable, on the business or consolidated financial condition of HSBC Finance and its subsidiaries, taken as a whole;

(ii)                                  each of the HSBC Finance Agreements, HAFI Agreements, HACI Agreements and Seller Agreements has been duly authorized, executed and delivered by HSBC Finance, HAFI, HACI or the Seller, as applicable, and each such agreement constitutes the valid and binding obligation of HSBC Finance, HAFI, HACI or the Seller, as applicable, enforceable against HSBC Finance, HAFI, HACI or the Seller, as applicable, in accordance with its respective terms, except, in each case, that as to enforceability (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (C) the enforceability as to rights to indemnification under each of the HSBC Finance Agreements, HAFI Agreements, HACI Agreements, Seller Agreements and any other agreements calling for indemnification may be subject to limitations of public policy under applicable securities laws;

(iii)                               the issuance and sale of the Series 2005-3 Notes have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued and outstanding, entitled to the benefits of the Indenture, enforceable in accordance with their terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(iv)                              neither the execution nor the delivery of the Underwriting Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Master Sale and Servicing Agreement or the Series Supplement nor the issuance or delivery of the Series 2005-3 Notes, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Series 2005-3 Notes, the Underwriting Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Master Sale and Servicing Agreement or the Series Supplement will conflict with or violate any term or provision of the charter or by-laws of the HSBC Entities, or result in a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the HSBC Entities (except the lien of the Indenture) pursuant to, any material statute currently applicable to any of them or any order or regulation known to such counsel to be currently applicable to any of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over the HSBC Entities, or the terms of any indenture or other agreement or instrument known to such counsel to which the HSBC Entities is a party or by which any of them or any of their properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by this Agreement.

(v)                                 to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Underwriting Agreement, the Trust, the Series 2005-3 Notes, the Master Receivables Purchase Agreements, the Trust Agreement, the Indenture, the Master Sale and Servicing Agreement or the Series Supplement or any of the transactions contemplated herein or therein or with respect to the HSBC Entities which, in the case of any such action, suit or proceeding with respect to any of them, would have a material adverse effect on the Noteholders or the Trust or upon the ability of any of the HSBC Entities to perform their obligations under any of such agreements, and there is no material contract, franchise or document relating to the Trust or property conveyed to the Trust which is not disclosed in the Registration Statement or Prospectus; and the statements included in the Registration Statement and Prospectus describing statutes (other than those relating to tax and ERISA matters), legal proceedings, contracts and other documents fairly summarize the matters therein described;

(vi)                              the Registration Statement has become effective under the Act; any required filing of the Prospectus or any supplement thereto pursuant to

Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Prospectus (other than information included in Derived Information and the financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder;

(vii)                           such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion);

(viii)                        to the best knowledge of such counsel, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or regulatory body under the federal law of the United States or the laws of the State of New York is required in connection with the consummation of the transactions contemplated in the Underwriting Agreement, the Trust Agreement, the Indenture, the Master Receivables Purchase Agreements, the Master Sale and Servicing Agreement or the Series Supplement, except (A) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been made or obtained or as may be required under the State securities or blue sky laws of any jurisdiction in connection with the purchase of the Series 2005-3 Notes by the Underwriters and the subsequent distribution of the Series 2005-3 Notes by the Underwriters or (B) where the failure to have such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the Trust’s interests in the Receivables or the transactions contemplated by such agreements;

(ix)                                the Series 2005-3 Notes, the Underwriting Agreement, the Master Receivables Purchase Agreements, the Trust Agreement, the Master Sale and Servicing Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

(x)                                   the Indenture has been duly qualified under the Trust Indenture Act of 1939 and the Issuer is not required to be registered under the Investment Company Act of 1940;

(xi)                                the statements (a) in the Base Prospectus under the captions “Summary of Terms — Material Federal Income Tax Consequences,” “Summary of Terms — ERISA Considerations,” “Material Federal Income Tax

Consequences,” “ERISA Considerations” and “Material Legal Aspects of the Auto Loans” and (b) in the Prospectus Supplement under the captions “Summary — Material Federal Income Tax Consequences,” “Summary — ERISA Considerations,” “Material Federal Income Tax Consequences”, “ERISA Considerations” and “Legal Investment” to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by counsel and represent a fair and accurate summary of the matters addressed therein, under existing law and the assumptions stated therein.

(xii)                             no other filings or other actions, with respect to the Indenture Trustee’s interest in the Receivables, are necessary to perfect the interest of the Indenture Trustee in the Receivables, and proceeds thereof, against third parties, except that appropriate continuation statements must be filed in accordance with the applicable state’s requirements, which is presently at least every five years; and

(xiii)                          the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.  There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the Act or the Rules and Regulations thereunder which have not been filed.

In rendering such opinion, counsel may rely (A) as to matters involving the application of the law of any jurisdiction other than, in the case of Patrick D. Schwartz, the laws of the State of Illinois and United States Federal laws, and in the case of Dewey Ballantine LLP, the laws of the State of New York, the laws of the State of California, the corporate law of the State of Delaware and the United States Federal laws, to the extent deemed proper and stated in such opinion, upon the opinion of other counsel of good standing believed by such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact, to the extent deemed proper and as stated therein, on the certificates of responsible officers of the Trust, HSBC Entities and public officials.  References to the Prospectus in this paragraph C include any supplements thereto.

D.                                    Dewey Ballantine LLP, counsel for the Underwriters, shall have delivered a favorable opinion dated the Closing Date with respect to the validity of the Series 2005-3 Notes, the Underwriting Agreement, the Series Supplement, the Registration Statement, the Prospectus and such other related matters as the Underwriters may reasonably require and the HSBC Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.  In giving their opinion, Dewey Ballantine LLP may rely (i) as to matters of Illinois and Delaware law (other than Delaware corporation law) upon the opinions of counsel delivered pursuant to subsection (c) above, (ii) as to matters involving the application of laws of any jurisdiction other than the State of New York and the State of California, the United States Federal laws or the corporation law of the State of Delaware, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable, and (iii) as to matters of fact, to the extent deemed proper and as stated therein on certificates of responsible officers of the Trust,  HSBC Entities and public officials.

E.                                      Counsel to the Indenture Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:

(i)                                     The Indenture Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America.

(ii)                                  The Indenture Trustee has full corporate trust power and authority to enter into and perform its obligations under the Indenture, including, but not limited to, its obligation to serve in the capacity of the Indenture Trustee.

(iii)                               The Indenture has been duly authorized, executed and delivered by the Indenture Trustee and constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee, in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(iv)                              The execution, delivery and performance of the Indenture by the Indenture Trustee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Indenture Trustee pursuant to the terms of the articles of association or the by-laws of the Indenture Trustee or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Indenture Trustee or its property or assets or any agreement or instrument known to such counsel, to which the Indenture Trustee is a party or by which the Indenture Trustee or any of its respective property or assets is bound.

(v)                                 No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Indenture Trustee of the Indenture.

F.                                      Counsel to the Administrator shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:

(i)                                     The Administrator has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States of America.

(ii)                                  The Administrator has full corporate trust power and authority to enter into and perform its obligations under the Indenture, including, but not limited to, its obligation to serve in the capacity of the Administrator and to execute, issue, countersign and deliver the Series 2005-3 Notes.

(iii)                               The Indenture has been duly authorized, executed and delivered by the Administrator and constitutes a legal, valid and binding obligation of the Administrator enforceable against the Administrator, in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and (B) be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(iv)                              The Series 2005-3 Notes have been duly authorized, executed and authenticated by the Administrator on the date hereof on behalf of the Trust in accordance with the Indenture.

(v)                                 The execution, delivery and performance of the Indenture and the Series 2005-3 Notes by the Administrator will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Administrator pursuant to the terms of the articles of association or the by-laws of the Administrator or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Administrator or its property or assets or any agreement or instrument known to such counsel, to which the Administrator is a party or by which the Administrator or any of its respective property or assets is bound.

(vi)                              No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Administrator of the Indenture and the Series 2005-3 Notes.

G.                                     Counsel to the Owner Trustee shall have delivered a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:

(i)                                     The Owner Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States.

(ii)                                  The Owner Trustee has full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement, including, but not limited to, its obligation to serve in the capacity of Owner Trustee and to execute, issue, countersign and deliver the Series 2005-3 Notes on behalf of the Trust.

(iii)                               The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, except that as to enforceability such enforcement may (A) be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally; (B) be limited by general principles of equity, including applicable law relating to fiduciary duties (whether considered in a proceeding at law or in equity); and (C) public policy limitations on the enforceability of provisions relating to indemnification and contribution.

(iv)                              The execution, delivery and performance of the Trust Agreement by the Owner Trustee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Owner Trustee, pursuant to the terms of the certificate of incorporation or the by-laws of the Owner Trustee or any statute, rule, regulation or order of any governmental agency or body, or any court having jurisdiction over the Owner Trustee or its property or assets or any agreement or instrument known to such counsel, to which the Owner Trustee is a party or by which the Owner Trustee or any of its property or assets is bound.

(v)                                 No authorization, approval, consent or order of, or filing with, any state or federal court or governmental agency or authority is necessary in connection with the execution, delivery and performance by the Owner Trustee of the Trust Agreement or the execution and delivery by the Owner Trustee of the Note on behalf of the Trust, other than the filing of the certificate of trust with the Delaware Secretary of State.

H.                                    The Owner Trustee shall have furnished to the Underwriters and the HSBC Entities a certificate of the Owner Trustee, signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Owner Trustee and the acceptance by the Owner Trustee of the trusts created thereby and such other matters as the Underwriters and the HSBC Entities shall reasonably request.

I.                                         The Indenture Trustee shall have furnished to the Underwriters and the HSBC Entities a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture, the Master Sale and Servicing Agreement and the Series Supplement by the Indenture Trustee and the acceptance by the Indenture Trustee of the trusts created thereby and such other matters as the Underwriters shall reasonably request.

J.                                        The Administrator shall have furnished to the Underwriters and the HSBC Entities a certificate of the Administrator, signed by one or more duly authorized officers of the Administrator, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture, the Master Sale and Servicing Agreement and the Series Supplement by the Administrator and the acceptance by the Administrator of the trusts created thereby and the due execution and delivery of the Series 2005-3 Notes by the Administrator and such other matters as the Underwriters shall reasonably request.

K.                                    The Class A-1 Notes shall have been rated “A-1” or its equivalent, and the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall have been rated “AAA” or its equivalent, in each case, by at least two nationally recognized Rating Agencies.

L.                                      The Underwriters shall have received copies of letters dated as of the Closing Date, from the Rating Agencies stating the current ratings of the Series 2005-3 Notes as set forth in Section I above.

M.                                 The Underwriters shall have received from Dewey Ballantine LLP, counsel to the HSBC Entities, a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Underwriters and counsel for the Underwriters, as to true sale matters relating to the transaction, and the Underwriters shall be addressees of any opinions of counsel supplied to the Rating Agencies rating any of the Series 2005-3 Notes.

N.                                    All proceedings in connection with the transactions contemplated by this Agreement, and all documents incident hereto, shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such other information, opinions, certificates and documents as they may reasonably request in writing.

O.                                    The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the rules and regulations under the Act and Section 2 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be contemplated by the Commission or by any authority administering any state securities or Blue Sky law.

P.                                      At the Closing Date, KPMG LLP shall have furnished to the Underwriters a letter, dated as of the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, (i) this Agreement may be terminated by the Representative by notice to each of the HSBC Entities at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 9 and (ii) the provisions of Section 9, the indemnity set forth in Section 10, the contribution provisions set forth in Section 10 and the provisions of Sections 13 and 16 shall remain in effect.

Section 9.                                                                                            Reimbursement of Expenses.  If the sale of the Series 2005-3 Notes provided for herein is not consummated because any condition to the Underwriter’s obligations set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Indenture Trustee, the Administrator or the HSBC Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the HSBC Entities, jointly and severally, will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Series 2005-3 Notes.

Section 10.                                                                                      Indemnification.

A.                                   The HSBC Entities jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act or the Exchange Act, from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Series 2005-3 Notes), to which the Underwriters or any such controlling person may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless (a) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the HSBC Entities, or information, if any, electronically transmitted to the HSBC Entities by the Underwriters expressly for use in the Registration Statement (or any amendment thereof) or (b) such untrue statement or omission or alleged untrue statement or omission relates to information in any Derived Information provided by the Underwriters to a prospective investor (except to the extent that such untrue statements contained therein are Seller-Provided Information or Prospectus Information); and shall reimburse the Underwriters and each such controlling person promptly upon demand for any documented legal or documented other expenses reasonably incurred by the Underwriters or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the foregoing indemnity with respect to any untrue statement contained in or omission from the Prospectus shall not inure to the benefit of the Underwriters if a HSBC Entity shall sustain the burden of proving that the person asserting against the Underwriters the loss, liability, claim, damage or expense purchased any of the Series 2005-3 Notes which are the subject thereof and was not sent or given a copy of the appropriate Prospectus (or the appropriate Prospectus as amended or supplemented) (the term Prospectus as used in this clause shall not include documents incorporated by reference thereto), if required by law, at or prior to the written confirmation of the sale of such Series 2005-3 Notes (unless such Prospectus is amended or supplemented after the Prospectus has been delivered pursuant to Rule 424(b)) to such person and the untrue statement contained in or omission from such Prospectus was corrected in the appropriate Prospectus (or the appropriate Prospectus as amended or supplemented).

The foregoing indemnity agreement is in addition to any liability which a HSBC Entity may otherwise have to the Underwriters or any controlling person of any of the Underwriters.

B.                                     Each of the Underwriters agrees to severally and not jointly indemnify and hold harmless the HSBC Entities, the directors and the officers of the HSBC Entities who signed the Registration Statement, and each person, if any, who controls any HSBC Entity within the meaning of the Act or the Exchange Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which a HSBC Entity or any such director, officer or controlling person thereof may become subject, under the Act or the Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information (as defined below) or (ii) information in any Derived Information provided by such Underwriter (except to the extent that such untrue statements or errors contained therein are Seller-Provided Information or Prospectus Information), and shall reimburse the applicable HSBC Entity, promptly on demand, and any such director, officer or controlling person for any documented legal or other documented expenses reasonably incurred by such HSBC Entity, or any director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  “Underwriter Information” means the information set forth under the caption “Underwriting” in the Prospectus.

The foregoing indemnity agreement is in addition to any liability which the Underwriters may otherwise have to any HSBC Entity or any such director, officer or controlling person.

C.                                     Promptly after receipt by any indemnified party under this Section 10 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure; and provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, unless such indemnified party reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, except to the extent provided in the next following paragraph, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any fees and expenses of counsel subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:  (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section 10 consist of the Underwriters or any of their controlling persons, or by the HSBC Entities, if the indemnified parties under this Section 10 consist of any of the HSBC Entities or any of the HSBC Entities’ directors, officers or controlling persons, but in either case reasonably satisfactory to the indemnified party.

Each indemnified party, as a condition of the indemnity agreements contained in Sections 10A and B, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim.  No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

D.                                    If the indemnification provided for in this Section 10 shall for any reason be unavailable to hold harmless an indemnified party under Section 10A or B in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the HSBC Entities on the one hand and the Underwriters on the other from the offering of the Series 2005-3 Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the HSBC Entities on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

The relative benefits of the Underwriters and the HSBC Entities shall be deemed to be in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing on the cover page of the Prospectus.

The relative fault of the Underwriters and the HSBC Entities shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the HSBC Entities or by one of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

The HSBC Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10D were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10D shall be deemed to include, for purposes of this Section 10D, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Each person, if any, who controls each Underwriter within the meaning of the Act or the Exchange Act shall have the same rights to contribution as each of the Underwriters and each director of a HSBC Entity, each officer of a HSBC Entity who signed the Registration Statement, and each person, if any, who controls a HSBC Entity within the meaning of the Act or the Exchange Act shall have the same rights to contribution as the applicable HSBC Entity.

Except in the case of any loss, claim, damage, liability or expense resulting solely from a breach of the Underwriter’s representation and warranty set forth in Section 3(a), (b) or (c) hereof, in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Series 2005-3 Notes purchased by such Underwriter hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

E.                                      The Underwriters severally confirm that the information set forth (i) in the Prospectus relating to market making and (ii) under the caption “Underwriting” in the Prospectus Supplement is correct and constitutes the only information furnished in writing to a HSBC Entity by or on behalf of the Underwriters specifically for inclusion in the Prospectus.

Section 11.                                                                                      Default by One or More of the Underwriters.  If one or more of the Underwriters participating in the public offering of the Series 2005-3 Notes shall fail at the Closing Date to purchase the Series 2005-3 Notes which it is obligated to purchase hereunder (the “Defaulted Securities”), then the non-defaulting Underwriter(s) shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth.  If, however, the Underwriter(s) have not completed such arrangements within such 24-hour period, then:

(i)                                     if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Series 2005-3 Notes to be purchased pursuant to this Agreement, the non-defaulting

Underwriter(s) shall be obligated to purchase the full amount thereof, severally in the same proportions as the principal amount of Series 2005-3 Notes set forth opposite their respective names in Schedule 1 hereto, or

(ii)                                  if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Series 2005-3 Notes to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter(s).

No action taken pursuant to this Section shall relieve the defaulting Underwriter(s) from the liability with respect to any default of such Underwriter(s) under this Agreement.

In the event of a default by an Underwriter as set forth in this Section, each of the Underwriters and the Seller shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

Section 12.                                                                                      Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Seller and HAFI prior to delivery of and payment for the Series 2005-3 Notes if prior to such time (i) trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market System shall have been suspended or limited, or minimum prices shall have been established on such exchange or market system; (ii) a banking moratorium shall have been declared by either Federal, New York State authorities or the State of California; (iii) there shall have occurred any outbreak or material escalation of hostilities involving the United States of America where armed conflict or the declaration of war appears imminent, if, the effect of such event makes it, in the reasonable judgment of the Representative, impractical or inadvisable to proceed with the completion of the sale and payment for the Series 2005-3 Notes; or (iv) any other calamity or crisis having an effect on the U.S. financial markets that, in the reasonable judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement.  Upon such notice being given, the parties to this Agreement shall (except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

Section 13.                                                                                      Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the HSBC Entities submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Representative or controlling person of the Representative, or by or on behalf of the HSBC Entities or any officers, directors or controlling persons and shall survive delivery of any certificates to the Representative or any controlling person.

Section 14.                                                                                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication to the Underwriters at HSBC Securities (USA) Inc., 452

Fifth Avenue, 9th Floor, New York, New York 10018, Attention:                   , Fax: (646) 366-3290; if sent to any HSBC Entity to 2700 Sanders Road, Prospect Heights, Illinois  60070, Attention: General Counsel, Fax:  (847) 564-6366.

Section 15.                                                                                      Parties.  This Agreement shall inure to the benefit of and be binding upon the Representative and the HSBC Entities, and their respective successors or assigns.  Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Section 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and except as provided above for the benefit of no other person, firm or corporation.  No purchaser of Series 2005-3 Notes from the Representative shall be deemed to be a successor by reason merely of such purchase.

Section 16.                                                                                      No Advisory or Fiduciary Responsibility.  Each of the HSBC Entities acknowledges and agrees that (a) the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the HSBC Entities with respect to the offering of the Series 2005-3 Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a fiduciary to, or an agent of, any of the HSBC Entities or any other person, (b) the Underwriters owe the HSBC Entities only those obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the HSBC Entities.  Additionally, neither the Representative nor any other Underwriter is advising the HSBC Entities or any other person as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  The HSBC Entities shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby.  Any review by the Underwriters of the HSBC Entities, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the HSBC Entities.

Section 17.                                                                                   GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 18.                                                                                      Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but together they shall constitute but one instrument.

Section 19.                                                                                      Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of or affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with the Representative’s understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Representative, the Seller, HAFI, HACI and HSBC Finance in accordance with its terms.

Very truly yours,

HSBC FINANCE CORPORATION

By:	/s/ William H. Kesler
	Name:	William H. Kesler
	Title:	Vice President and Assistant Treasurer

HSBC AUTO RECEIVABLES CORPORATION

By:	/s/ S. H. Smith
	Name:	S. H. Smith
	Title:	Vice President & Assistant Treasurer

HSBC AUTO FINANCE INC.

By:	/s/ Lee A. Whatcott
	Name:	Lee A. Whatcott
	Title:	Executive Vice President & Chief Financial Officer

HSBC AUTO CREDIT INC.

By:	/s/ Lee A. Whatcott
	Name:	Lee A. Whatcott
	Title:	Executive Vice President & Chief Financial Officer

[Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of

the date first above written:

HSBC SECURITIES (USA) INC.
Acting on its own behalf and as Representative of the
Underwriters referred to in the foregoing Agreement

By:	/s/ Jeffrey Moses
	Name:	Jeffrey Moses
	Title:	Managing Director

[Underwriting Agreement]

Schedule 1

Purchase Price (excluding accrued interest)

	Class A-1	Class A-2	Class A-3	Class A-4
HSBC Securities (USA) Inc.	99.880000%	99.794957%	99.739166%	99.725516%
Barclays Capital Inc.	99.880000%	99.794957%	99.739166%	99.725516%
Credit Suisse First Boston LLC	99.880000%	99.794957%	99.739166%	99.725516%
Deutsche Bank Securities Inc.	99.880000%	99.794957%	99.739166%	99.725516%

Notional Principal Amount

	Class A-1	Class A-2	Class A-3	Class A-4
HSBC Securities (USA) Inc.	$ 62,375,000	$ 61,700,000	$ 68,250,000	$ 33,992,250
Barclays Capital Inc.	$ 62,375,000	$ 61,700,000	$ 68,250,000	$ 33,992,250
Credit Suisse First Boston LLC	$ 62,375,000	$ 61,700,000	$ 68,250,000	$ 33,992,250
Deutsche Bank Securities Inc.	$ 62,375,000	$ 61,700,000	$ 68,250,000	$ 33,992,250
Total	$ 249,500,000	$ 246,800,000	$ 273,000,000	$ 135,969,000

Proceeds (excluding accrued interest)

	Class A-1	Class A-2	Class A-3	Class A-4
HSBC Securities (USA) Inc.	$62,300,150.00	$61,573,488.47	$68,071,980.80	$33,898,946.71
Barclays Capital Inc.	$62,300,150.00	$61,573,488.47	$68,071,980.80	$33,898,946.71
Credit Suisse First Boston LLC	$62,300,150.00	$61,573,488.47	$68,071,980.80	$33,898,946.71
Deutsche Bank Securities Inc.	$62,300,150.00	$61,573,488.47	$68,071,980.80	$33,898,946.71
Total	$249,200,600.00	$246,293,953.88	$272,287,923.18	$135,595,786.85